                                                                    EXHIBIT 11.1

                            Weighted Average Shares
                         Period ended December 31, 1999

                                                            Shares issued Three Months Twelve Months
                                                            ------------- ------------ -------------
Shares outstanding at
 beginning of period                                         15,360,691    15,360,691   15,360,691
January 11, 1999....... Issuance of shares for acquisition      825,834       825,834      800,946
January 12, 1999....... Issuance of shares for acquisition       64,716        64,716       62,588
January 15, 1999....... Issuance of shares for acquisition       41,655        41,655       39,943
January 27, 1999....... Release of holdback shares               55,157        55,157       51,076
January 29, 1999....... Issuance of shares for acquisition       18,531        18,531       17,059
January 29, 1999....... Issuance of shares for acquisition       90,864        90,864       83,645
February 1, 1999....... Issuance of shares for acquisition       63,534        63,534       57,964
February 22, 1999...... Issuance of shares for acquisition       42,687        42,687       36,489
February 26, 1999...... Issuance of shares for acquisition      104,752       104,752       88,393
March 1, 1999.......... Issuance of shares for acquisition       43,845        43,845       36,638
March 2, 1999.......... Issuance of shares for acquisition       17,266        17,266       14,380
March 5, 1999.......... Issuance of shares for acquisition      196,092       196,092      161,709
March 22, 1999......... Issuance of shares for acquisition       55,944        55,944       43,529
April 7, 1999.......... Issuance of earnout shares               47,726        47,725       35,043
April 30, 1999......... Issuance of shares for acquisition       39,808        39,808       26,720
April 30, 1999......... Issuance of shares for options            1,000         1,000          671
July 24, 1999.......... Release of holdback shares                4,952         4,952        2,171
December 7, 1999....... Release of holdback shares                8,269         2,157          544
December 8, 1999....... Release of holdback shares              199,832        49,959       12,592
December 22, 1999...... Release of holdback shares               13,093         1,139          323
December 31, 1999...... Release of holdback shares              297,916           --           --
                                                             ----------    ----------   ----------

Weighted average shares outstanding for basic earnings per
 share                                                       17,594,164    17,128,308   16,933,114
Options outstanding at December 31, 1999: 1,929,350 shares;
 total exercise proceeds: $15,552,789 average price of
 option $7.86                                                       --            --           --
Warrants outstanding at December 31, 1998: 117,789 shares;
 exercise price: $12.86 per share; average market value of
 Company stock $2.22/$7.09;                                         --            --           --
Earnout shares of 276,924 held at December 31, 1999; stock
 price $1.625                                                       --            --           --
226,715 Shares held in escrow related to acquisitions               --            --           --
                                                             ----------    ----------   ----------
Total shares outstanding for fully diluted earnings per
 share                                                       17,594,164    17,128,308   16,933,114
                                                             ==========    ==========   ==========

   The effect of options and warrants, earnout shares and shares held in escrow have been excluded at December 31, 1999, as the effect would be antidilutive. Additionally, shares issuable upon conversion of the convertible subordinated debentures have been excluded at December 31, 1999, as the effect would be antidilutive due to the adjustment (decrease in net loss) for interest expense.